EXHIBIT 99.1


                              CONSULTING AGREEMENT

         This consulting agreement is made and entered into effective June 9, 2003, by and between PHILIP COOK, ("Consultant") and RTG VENTURES, INC. (the "Corporation").

                                    RECITALS

         The Corporation wishes to engage the Consultant to provide general business consulting services, and the Consultant is willing to provide those services on the terms and conditions set forth below.

                                    AGREEMENT

         The parties therefore agree as follows:

1. TERM OF EMPLOYMENT. The Corporation engages the Consultant to perform the services described below. The duties and obligations of the parties to this consulting agreement shall commence on June 10, 2003, and shall continue thereafter until December 31, 2003. Upon expiration of this consulting agreement, Consultant shall return to the Corporation any and all equipment, documents, materials, and any other "information" (as defined below), which Consultant received from the Corporation.

2. DUTIES. Consultant shall provide strategic business advice concerning management structure and organization, employment contracts and employee benefits, sales and marketing and business structures in the United States, United Kingdom, Singapore, the Philippines and Australia. In addition, the Consultant shall be available to consult with the Board of Directors, the officers and administrative staff of the Corporation at all reasonable times.

3. INDEPENDENT CONTRACTOR. Consultant shall be an independent contractor of the Corporation and shall not be deemed an employee.

4. OTHER EMPLOYMENT. Consultant shall be available at reasonable times for the services provided for in this consulting agreement, but shall devote only such time to the affairs of the Corporation as the Consultant, in his reasonable judgment, shall deem necessary. Consultant may represent, perform services for, and be employed by such additional persons or companies as the Consultant, in his sole discretion may desire.

5. WORK FOR HIRE. It is the intention of the parties to this consulting agreement that all rights, included, without limitation, copyright in any reports, surveys, marketing, promotional, and collateral materials prepared by Consultant pursuant to the terms of this consulting agreement, or otherwise, for the Corporation (the "WORK") shall vest in the Corporation. The parties expressly acknowledge that the Work was specially ordered or commissioned by the Corporation, and further agree that it shall be considered a "work made for hire" within the meaning of the copyright laws of England, and that the Corporation is entitled as author to the copyright and all of the rights to the Work, throughout the world, including, but not limited to, the right to make such changes in the Work and such uses of the Work, as the Corporation may determine in its sole and absolute discretion.

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6. CONFIDENTIAL INFORMATION. For the purposes of this agreement, "Confidential
Information" shall mean the information described below, which is disclosed by the Corporation to Consultant in any manner, whether orally, visually, or in tangible form, including, but not limited to, documents, devices, computer readable media, trade secrets, formulae, patterns, inventions, processes, customer lists, sales records, pricing lists, margins, and other compilations of confidential information, and all copies of such confidential information. Tangible materials that disclose or embody Confidential Information shall be marked or identified by the Corporation as "confidential." Confidential Information that is disclosed orally or visually shall be identified by the Corporation as confidential at the time of disclosure.

7. NONDISCLOSURE PERIOD. Except as expressly permitted by the terms of this agreement, Consultant shall maintain in confidence and not disclose the Confidential Information for a period of three years from the date of disclosure (the "Non-Disclosure Period"), using a fiduciary degree of care to protect the Confidential Information.

8. LIMITED DISCLOSURE. Consultant shall disclose the Confidential Information only to those of its employees, third parties, and agents in the normal course of business who have a need-to-know such information for the reasonable purposes of this agreement, and who additionally are under a contractual obligation with Consultant to protect the Confidential Information.

9. LIMITS OF CONFIDENTIAL INFORMATION. For the purposes of this agreement, Confidential Information shall not include any information which Consultant can prove:
         (A) was in Consultant's possession, or known to Consultant without confidentiality restriction, prior to disclosure by the Corporation,
         (B) was generally known in the trade or business in which the Corporation is engaged at the time of disclosure to Consultant, or becomes generally known in the trade or business after such disclosure, through no act of Consultant,
         (C) has come into the possession of Consultant without confidentiality restrictions from a third-party, and such third-party is under no obligation to the Corporation to maintain the confidentiality of such information, or
         (D) was developed by or for Consultant independently without reference to the Confidential Information. If a particular portion or aspect of the Confidential Information shall become subject to any of the above-mentioned exceptions, the parties expressly agree that all other portions or aspects of the Confidential Information shall remain subject to all of the provisions of this agreement.

10. NO REPRODUCTION. Consultant shall not reproduce or copy the Confidential Information, by any means whatsoever, except as may be reasonably required to accomplish Consultant's intended purpose with regard to the Confidential Information. Upon termination of this agreement, Consultant's right to use the Confidential Information shall immediately terminate. Upon such termination, or upon written demand by the Corporation at any time, Consultant shall promptly return to the Corporation, or destroy, at the Corporation's option, all tangible materials that disclose or embody any Confidential Information.

11. PROPRIETARY RIGHTS LEGEND. Consultant shall not remove any proprietary rights legend from the Confidential Information, and shall, upon the Corporation's reasonable request, add any proprietary rights legend to materials disclosing or embodying the Confidential Information.

12. COURT ORDERED DISCLOSURE. In the event that Consultant is ordered to disclose the Corporation's Confidential Information pursuant to a judicial or governmental request, requirement, or order, Consultant shall promptly notify the Corporation in writing and shall take reasonable steps to assist the Corporation in contesting such request, requirement, or order, or in otherwise protecting the Corporation's rights prior to such disclosure.

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

13. NO WARRANTIES. Consultant acknowledges that the Confidential Information may still be under development, may be incomplete, and that such information may relate to products that are under development or are planned for development. THE CORPORATION MAKES NO WARRANTIES REGARDING THE ACCURACY OF THE CONFIDENTIAL INFORMATION. THE CORPORATION ACCEPTS NO RESPONSIBILITY FOR EXPENSES, LOSSES, OR ACTIONS INCURRED OR UNDERTAKEN BY CONSULTANT AS A RESULT OF CONSULTANT'S RECEIPT OR USE OF THE CONFIDENTIAL INFORMATION. THE CORPORATION MAKES NO WARRANTIES OR REPRESENTATIONS THAT IT WILL IN FACT INTRODUCE ANY PRODUCT OR SERVICE RELATING TO THE CONFIDENTIAL INFORMATION.

14. NO LICENSE. Except as may be expressly specified within this agreement, the Corporation grants no license to Consultant under any copyright, patent, trademarks, trade secret, or other proprietary right, to use, utilize, or reproduce the Confidential Information.

15. U.S. SECURITIES LAWS. Consultant acknowledges that the Confidential Information may include material nonpublic information concerning corporations which are subject to the securities laws of the United States. The Corporation is specifically relying upon Rule 100(b)(2)(ii) of Regulation FD, in providing the Confidential Information to Consultant, and Consultant expressly agrees that he will not use the Confidential Information in violation of United States securities laws, and specifically agrees to keep the Confidential Information in confidence.

16. COMPENSATION. As compensation for his services Consultant shall be entitled to receive from the Corporation 450,000 shares of the Corporation's common stock and warrants to purchase 1,000,000 shares of the Corporation's common stock at $0.20 per share, 1,000,000 shares at $0.40 per share and 1,000,000 shares at $0.60 per share. Those options and the shares of common stock issuable upon exercise of the options are to be registered on Form S-8. Compensation for additional services to be rendered under the terms of this consulting agreement, shall be determined by the parties from time to time, and will generally be payable in securities of either the Corporation or another entity which is a party to the applicable transaction. The Corporation will pay all reasonable expenses of the Consultant as might be agreed between the Corporation and the Consultant from time to time.

17. GENERAL.
         (A) This agreement shall be construed under and in accordance with the laws of England.
         (B) The parties shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the obligations of the parties in accordance with this agreement.
         (C) This agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.
         (D) This agreement supersedes any prior understandings or oral agreements between the parties respecting the subject matter contained in this agreement.
         (E) All agreements, warranties, representations, and indemnifications contained in this agreement, including without limitation the agreement set forth in Sections through and Section shall survive the termination of this consulting agreement.

         This consulting agreement shall be deemed a personal services contract with regard to the Consultant, and Consultant may not assign any or all of his interest in this agreement without the written consent of the Corporation.

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

EXECUTED this 9th day of June, 2003.

Consultant:

/s/ PHILIP COOK
---------------
Philip Cook

RTG Ventures, Inc.

By: /s/ BARRINGTON J. FLUDGATE
    --------------------------
Barrington J. Fludgate
President

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                                 FORM OF WARRANT

                               RTG VENTURES, INC.

                          COMMON STOCK PURCHASE WARRANT

         RTG Ventures, Inc. a Florida corporation (the "Company"), hereby grants to Phillip G. Cook the right to purchase, at any time from ______, 2003 until 5:00 P.M., New York City time, on ________, 2005, up to _______ fully paid and non-assessable shares of the Company's Common Stock, par value $.001 per share ("Common Stock").

This Warrant is exercisable at a price of $______ per share of Common Stock issuable hereunder (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 5 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased, at the Company's principal executive offices (presently located at 11800 28 Street North St. Petersburg, Florida 33716) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable at the option of the holder, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2. ISSUANCE OF STOCK CERTIFICATES. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 3 and 5 hereof) be issued in the name of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. RESTRICTION ON TRANSFER OF WARRANT. The holder of this Warrant, by his acceptance hereof, covenants and agrees that he will not sell, transfer or otherwise dispose of the shares issuable upon exercise thereof except in compliance with the requirements of the Act, including Regulation S promulgated thereunder, and except as permitted by the Act, will not engage in any hedging transactions with respect to such shares. If such holder is a U.S. person as defined in Regulation S, the holder covenants and agrees that this Warrant, and the shares issuable upon its exercise, are or will be acquired for investment and not with a view to distribution thereof.

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

4. PRICE. The initial purchase price shall be $_______ per share of Common Stock. The adjusted purchase price shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 5 hereof. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, as the context may require.

5. ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

         (A) COMPUTATION OF ADJUSTED PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 5(e) hereof), including shares held in the Company's treasury, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale the Purchase Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the Purchase Price in effect immediately prior to such issuance or sale, plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided in Section 5(c) hereof. For the purposes of any computation to be made in accordance with this Section 5(a), the following provisions shall be applicable:

                  (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, or on the exercise of options, rights or warrants or on the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in this Section 5(a).

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

                  (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities

         (B) OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5(a) hereof, provided that:

                  (i) The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Warrant), if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 5(b)(i) (and for the purposes of Section 5(a)(v) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                  (ii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this Section 5(b) or in the price per share at which the securities referred to in Section 5(b) are convertible or exchangeable, such options, rights, or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         (C) SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (D) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

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

         (E) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the holder of this Warrant shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property which would have been received upon such reclassification, change, consolidation, merger, sale or conveyance if such holder had exercised this Warrant immediately prior to such transaction, at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

         (F) NO ADJUSTMENT OF PURCHASE PRICE IN CERTAIN CASES. No adjustment of the Purchase Price shall be made:

                  (i) Upon the issuance or sale of this Warrant or the shares of Common Stock issuable upon the exercise thereof; or

                  (ii) Upon the issuance or sale of shares of Common Stock upon the exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities, in any case where the purchase price was adjusted at the time of issuance of such options, rights or warrants, or convertible or exchangeable securities, as contemplated by Section 5(b) hereof; or

                  (iii) Upon the exercise of any outstanding warrants, options or securities convertible into Common Stock issued, granted or created prior to the original date of issuance of this Warrant (the "Original Issuance Date"); or

                  (iv) If the amount of the adjustment shall be less than 5 cents ($.05) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per share.

                  (v) Upon the issuance or becoming issuable of shares of Common Stock pursuant to the antidilution provisions contained in any of the Company's securities.

6. EXCHANGE AND REPLACEMENT OF WARRANT. This Warrant is exchangeable without expense, upon the surrender hereof by the registered holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

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

7. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

8. RESERVATION AND LISTING OF SHARES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, provided that the Purchase Price per share shall equal or exceed the par value of the Common Stock. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed.

9. NOTICES TO WARRANT HOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

         (A) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (B) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (C) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (A) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or

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

         (B) If to the Company, to the address set forth on the first page of this Warrant.

11. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12. HEADINGS. The Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

13. LAW GOVERNING. This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

WITNESS the seal of the Company and the signature of its duly authorized
Director.

RTG Ventures, Inc.

----------------------------
Barrington J. Fludgate,
President

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


                                SUBSCRIPTION FORM
   (To be Executed by the Registered Holder in order to Exercise the Warrant)

         The undersigned hereby irrevocably elects to exercise the right to purchase _______ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such shares in full.

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Signature
Address

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Dated: -----------------------


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